UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 9, 2026
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CoreWeave, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-42563	82-3060021
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
290 W Mt. Pleasant Ave., Suite 4100 Livingston, NJ		07039
(Address of registrant's principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (973) 270-9737
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Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.000005 par value per share	CRWV	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Senior Notes Indenture and Senior Notes

On April 14, 2026, CoreWeave, Inc. (“CoreWeave”) completed its previously announced private offering of $1,750,000 aggregate principal amount of its 9.750% Senior Notes due 2031 (the “Senior Notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Senior Notes were issued pursuant to an indenture, dated as of April 14, 2026 (the “Senior Notes Indenture”), by and among CoreWeave, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee.
CoreWeave intends to use the proceeds from the offering of the Senior Notes for general corporate purposes, including, without limitation, repayment of outstanding indebtedness, and to pay fees, costs and expenses in connection with the offering of the Senior Notes.

The Senior Notes will mature on October 1, 2031 and bear interest at a rate of 9.750% per annum, payable semi-annually in cash in arrears on April 1 and October 1 of each year, beginning on October 1, 2026. Interest on the Senior Notes will accrue from April 14, 2026.

The Senior Notes are guaranteed on a senior unsecured basis by certain wholly-owned subsidiaries of CoreWeave and certain of CoreWeave’s future direct and indirect wholly owned domestic restricted subsidiaries that guarantee CoreWeave’s existing revolving credit facility.

CoreWeave may redeem all or a portion of the Senior Notes at any time prior to October 1, 2028 at a redemption price equal to 100% of the aggregate principal amount thereof, plus a make-whole premium, together with accrued and unpaid interest, if any, to, but excluding, the redemption date. CoreWeave may redeem all or a portion of the Senior Notes at any time on or after October 1, 2028 at the redemption prices set forth in the Senior Notes Indenture. At any time prior to October 1, 2028, up to 40% of the aggregate principal amount of the Senior Notes may be redeemed with the net cash proceeds from certain equity offerings, at the redemption price specified in the Senior Notes Indenture.

Upon the occurrence of specified kinds of change of control triggering events, holders of the Senior Notes will have the right to require CoreWeave to repurchase the Senior Notes at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Senior Notes Indenture limits, among other things, the ability of CoreWeave and its restricted subsidiaries to (i) incur or guarantee additional indebtedness or issue disqualified stock or certain preferred stock; (ii) pay dividends on or make other distributions in respect of equity interests or make other restricted payments; (iii) create liens on certain assets to secure indebtedness; (iv) make certain investments; (v) sell certain assets; (vi) enter into certain transactions with CoreWeave’s affiliates; (vii) merge or consolidate with other persons or sell or otherwise dispose of all or substantially all of CoreWeave’s assets; and (viii) designate CoreWeave’s restricted subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important limitations and exceptions that are set forth in the Senior Notes Indenture. The Senior Notes Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods).

The foregoing summary of the Senior Notes Indenture and the Senior Notes does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Senior Notes Indenture and the Senior Notes, which are filed as Exhibits 4.1 and 4.2 hereto, respectively, and incorporated by reference into this Item 1.01.

Convertible Notes Indenture and Convertible Notes

On April 14, 2026, CoreWeave completed its previously announced private offering of $4,000,000,000 aggregate principal amount of its 1.75% Convertible Senior Notes due 2032 (the “Convertible Notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act, including the exercise in full of the initial purchasers’ option to purchase up to an additional $500,000,000 aggregate principal amount of the Convertible Notes. The Convertible Notes were issued pursuant to an Indenture, dated April 14, 2026 (the “Convertible Notes Indenture”), among CoreWeave, the Guarantors (as defined below) party thereto and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Convertible Notes Trustee”).

The Convertible Notes are general senior, unsecured obligations of CoreWeave. The Convertible Notes will be jointly and severally, fully and unconditionally guaranteed, on a senior, unsecured basis, by CoreWeave’s wholly owned subsidiaries that currently or in the future guarantee CoreWeave’s existing 9.250% Senior Notes due 2030, 9.000% Senior Notes due 2031 and 1.75% Convertible Senior Notes due 2031, as the same may be amended, extended, renewed, restated, supplemented or otherwise modified from time to time or refinanced in the form of new capital markets indebtedness (the “Guarantors”). The Notes bear interest at a rate of 1.75% per year, payable semiannually in arrears on April 1 and October 1 of each year, beginning on October 1, 2026. The Convertible Notes will mature on October 1, 2032 (the “maturity date”), unless earlier converted, redeemed or repurchased. The Convertible Notes are convertible into cash, shares of CoreWeave’s Class A common stock or a combination of cash and shares of CoreWeave’s Class A common stock, at CoreWeave’s election.

Holders may convert their Convertible Notes at their option at any time prior to the close of business on the business day immediately preceding July 1, 2032 only under the following circumstances: (1) during any fiscal quarter commencing after the fiscal quarter ending on June 30, 2026 (and only during such fiscal quarter), if the closing price of CoreWeave’s Class A common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the “trading price” (as defined in the Convertible Notes Indenture) per $1,000 principal amount of Convertible Notes for each trading day of the measurement period was less than 98% of the product of the closing price of CoreWeave’s Class A common stock and the conversion rate on each such trading day; (3) if CoreWeave calls such Convertible Notes for redemption, at any time prior to the close of business on the second business day immediately preceding the redemption date, but only with respect to the Convertible Notes called (or deemed called) for redemption; or (4) upon the occurrence of specified corporate events. On or after July 1, 2032 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Convertible Notes, regardless of the foregoing conditions. Upon conversion, CoreWeave will pay or deliver, as the case may be, cash, shares of its Class A common stock or a combination of cash and shares of its Class A common stock, at CoreWeave’s election.

The conversion rate will initially be 8.3612 shares of CoreWeave’s Class A common stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $119.60 per share of CoreWeave’s Class A common stock). The initial conversion price of the Convertible Notes represents a premium of approximately 30.0% over the last reported sale price of CoreWeave’s Class A common stock on April 9, 2026. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Convertible Notes Indenture. In addition, following certain corporate events that occur prior to the maturity date, or if CoreWeave delivers a notice of redemption, CoreWeave will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Convertible Notes in connection with such a corporate event or convert its Convertible Notes called (or deemed called as provided in the Convertible Notes Indenture) for redemption, as the case may be, subject to a maximum conversion rate of 10.8695 shares of CoreWeave’s Class A common stock per $1,000 principal amount of Convertible Notes. A maximum of 43,478,000 shares of CoreWeave’s Class A common stock may be issued upon conversion of the Convertible Notes in full, based on this maximum conversion rate, which is subject to customary adjustments set forth in the Convertible Notes Indenture.

CoreWeave may not redeem the Convertible Notes prior to October 8, 2029. CoreWeave may redeem for cash all or any portion of the Convertible Notes (subject to the partial redemption limitation set forth in the Convertible Notes Indenture), at its option, on a redemption date occurring on or after October 8, 2029 and before the 26th scheduled trading day before the maturity date, but only if (i) (x) the Convertible Notes are “freely tradable” (as defined in the Convertible Notes Indenture) as of the date CoreWeave sends the related notice of redemption, unless a “redemption cash settlement election” (as defined in the Convertible Notes Indenture) applies, and (y) all accrued and unpaid additional interest, if any, has been paid in full as of the most recent interest payment date occurring on or before the date CoreWeave sends such notice of redemption; and (ii) the closing price of CoreWeave’s Class A common stock has been at least 130% of the conversion price then in effect for each of at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which CoreWeave provides notice of such redemption, during the 30 consecutive trading days ending on, and including, the trading day immediately preceding the date on which CoreWeave provides notice of such redemption. The redemption price will equal 100% of the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Convertible Notes.

If CoreWeave undergoes a “fundamental change” (as defined in the Convertible Notes Indenture) prior to the maturity date, subject to a limited exception set forth in the Convertible Notes Indenture, holders may require CoreWeave to repurchase for cash all or a portion of their Convertible Notes at a price equal to 100% of the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The Convertible Notes will have customary provisions relating to the occurrence of “events of default” (as defined in the Convertible Notes Indenture), which include the following: (i) certain payment defaults on the Convertible Notes (which, in the case of a default in the payment of interest that has accrued on the Convertible Notes, will be subject to a 30-day cure period); (ii) CoreWeave’s failure to send certain notices under the Convertible Notes Indenture within specified periods of time; (iii) CoreWeave’s or a Guarantor’s failure to comply with certain covenants in the Convertible Notes Indenture relating to CoreWeave’s or such Guarantor’s ability to consolidate with or merge with or into any other person, or convey, transfer, sell, lease or otherwise dispose of all or substantially all of the assets of CoreWeave’s or such Guarantor, as the case may be, to another person; (iv) a default in CoreWeave’s obligation to repurchase the Convertible Notes at the option of a holder upon a fundamental change; (v) a default by CoreWeave or any Guarantor in its other obligations or agreements under the Convertible Notes Indenture or the Convertible Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Convertible Note Indenture; (v) certain defaults by CoreWeave or any of its “significant subsidiaries” (as defined in the Convertible Notes Indenture) (or any group of subsidiaries that, taken together, would constitute a significant subsidiary of CoreWeave) with respect to indebtedness for borrowed money of the greater of $200 million or 5% of “LTM EBITDA” (as defined in the Convertible Notes Indenture) (subject to a 30-day cure period after notice is given in accordance with the Convertible Notes Indenture); and (vi) certain events of bankruptcy, insolvency and reorganization involving CoreWeave, any Guarantor that is a significant subsidiary or any group of Guarantors that, taken together, would constitute a significant subsidiary of CoreWeave.

If an event of default (other than an event of default relating to specified events of bankruptcy, insolvency or reorganization of CoreWeave and not, for the avoidance of doubt, solely any subsidiary of CoreWeave) occurs and continues, the Convertible Notes Trustee by notice to CoreWeave, or the holders of at least 30% in principal amount of the outstanding Convertible Notes by notice to CoreWeave and the Convertible Notes Trustee, may declare the principal and accrued and unpaid interest on the outstanding Convertible Notes to be immediately due and payable. In case of specified events of bankruptcy, insolvency or reorganization involving CoreWeave, the principal and accrued and unpaid interest on the Convertible Notes will automatically become immediately due and payable. Notwithstanding the foregoing, the Convertible Notes Indenture provides that, at CoreWeave’s option (exercised by notice to the holders prior to the occurrence of the applicable event of default), the sole remedy for an event of default relating to the failure by CoreWeave to comply with certain reporting covenants in the Convertible Notes Indenture will, for the 365 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the Convertible Notes at an annual rate equal to 0.25% per annum of the principal amount of the Convertible Notes outstanding for each day that such event of default is continuing during the first 180 days after the occurrence of such an event of default and 0.50% per annum of the principal amount of the Convertible Notes outstanding from the 181st day to, and including, the 365th day following the occurrence of such event of default.

The Convertible Notes Indenture provides that CoreWeave may not consolidate with or merge with or into any other person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of CoreWeave’s assets to another person, unless: (i) the resulting, surviving or transferee person is CoreWeave or, if not CoreWeave, is a “qualified successor entity” (as defined in the Convertible Notes Indenture) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the successor entity (if not CoreWeave) expressly assumes, by a supplemental indenture, executed and delivered to the Convertible Notes Trustee, in form reasonably satisfactory to the Convertible Notes Trustee, all of CoreWeave’s obligations under the Convertible Notes and the Convertible Notes Indenture; (ii) immediately after giving effect to such transaction, no default under the Convertible Notes Indenture shall have occurred and be continuing; and (iii) CoreWeave shall have delivered to the Convertible Notes Trustee an officer’s certificate and an opinion of counsel, each stating that such transaction and such supplemental indenture (if any) comply with the Convertible Notes Indenture.

The net proceeds from the offering were $3,940.0 million, after deducting the initial purchasers’ discounts but before deducting estimated offering expenses payable by CoreWeave. CoreWeave used a portion of the net proceeds from the offering to fund the cost of entering into the Capped Call Transactions (as defined below). CoreWeave intends to use the remainder of the net proceeds from the offering for general corporate purposes.

A copy of the Convertible Notes Indenture and form of Convertible Note are filed as Exhibit 4.3 and Exhibit 4.4, respectively, to this Current Report on Form 8-K (this “Current Report”) and are incorporated by reference herein. The foregoing description of the Convertible Notes Indenture and Convertible Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Capped Call Transactions

On April 9, 2026, in connection with the pricing of the offering of the Convertible Notes, CoreWeave entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with each of The Bank of Nova Scotia, Barclays Bank PLC (with Barclays Capital Inc. acting as agent), Citibank, N.A., J.P. Morgan Securities LLC, Mizuho Markets Americas LLC (with Mizuho Securities USA LLC acting as agent), Morgan Stanley & Co. LLC and The Toronto-Dominion Bank (represented by TD Securities (USA) LLC as its agent) (the “Option Counterparties”). In addition, on April 10, 2026, in connection with the initial purchasers’ exercise of their option to purchase additional Convertible Notes, CoreWeave entered into additional capped call transactions (the “Additional Capped Call Transactions” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties. The Capped Call Transactions cover, subject to anti-dilution adjustments, the number of shares of CoreWeave’s Class A common stock that initially underlie the Convertible Notes. The Capped Call Transactions are expected generally to reduce the potential dilution to CoreWeave’s Class A common stock upon any conversion of the Convertible Notes and/or offset any potential cash payments CoreWeave is required to make in excess of the principal amount of converted Convertible Notes, as the case may be, with such reduction and/or offset subject to a cap, based on the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions is initially $230.00 per share, which represents a premium of 150.0% over the last reported sale price of CoreWeave’s Class A common stock of $92.00 per share on April 9, 2026, and is subject to certain adjustments under the terms of the Capped Call Transactions. The cost of the Capped Call Transactions was $492.0 million.

The Capped Call Transactions are separate transactions, each between CoreWeave and the applicable Option Counterparty, and are not part of the terms of the Convertible Notes and will not affect any holder’s rights under the Convertible Notes or the Convertible Notes Indenture. Holders of the Convertible Notes will not have any rights with respect to the Capped Call Transactions.

The above description of the Capped Call Transactions is a summary and is not complete. A copy of the Form of Base Capped Call Confirmation is filed as Exhibit 10.1 to this Current Report, and a copy of the Form of Additional Capped Call Confirmation is filed as Exhibit 10.2 to this Current Report, and the above summary is qualified in its entirety by reference to the terms of the Form of Base Capped Call Confirmation and Form of Additional Capped Call Confirmation set forth in such exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sale of Equity Securities.

See Item 1.01 above under the section entitled “Convertible Notes Indenture and Convertible Notes,” which is incorporated by reference herein.

The Convertible Notes were offered and sold to the initial purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act and the Convertible Notes were resold to persons reasonably believed to be qualified institutional buyers as defined in, and in reliance on, Rule 144A of the Securities Act. The offer and sale of the Convertible Notes, the guarantees of the Convertible Notes and the shares of CoreWeave’s Class A common stock issuable upon conversion of the Convertible Notes, if any, have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This Current Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Senior Notes Indenture, dated as of April 14, 2026, by and among CoreWeave, the Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of 9.750% Senior Notes due 2031 (included as Exhibit A to Exhibit 4.1).
4.3	Convertible Notes Indenture, dated as of April 14, 2026, by and among CoreWeave, the Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee.
4.4	Form of 1.75% Convertible Senior Note due 2032 (included as Exhibit A to Exhibit 4.3).
10.1	Form of Base Capped Call Confirmation dated April 9, 2026.
10.2	Form of Additional Capped Call Confirmation dated April 10, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2026

COREWEAVE, INC.

By:	/s/ Michael Intrator
Name:	Michael Intrator
Title:	Chief Executive Officer